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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 11, 2004

                       THE CHEESECAKE FACTORY INCORPORATED
                       -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                       0-20574               51-0340466
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(State or other jurisdiction     (Commission File Number)   (IRS Employer
     of incorporation)                                     Identification No.)

                                26950 Agoura Road
                        Calabasas Hills, California 91301
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (818) 871-3000

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - OTHER EVENTS

ITEM 1.01     OTHER EVENTS

     On November 9, 2004, the Company approved an amendment and restatement of its annual performance incentive plan to be effective commencing with its 2005 fiscal year. Pursuant to Item 1.01 of Form 8-K, the following is a brief description of the terms and conditions of the plan that may be considered material to the Company. The description is not a complete description of all the terms and conditions of the plan and is qualified in its entirety by reference to the plan which the Company will file as an exhibit to its next periodic report under the Securities and Exchange Act of 1934, as amended.

     As amended and restated, eligible participants under the plan include the Company's executive and other officers, director-level staff employees, restaurant managers, and in the case of discretionary bonuses, other employees of the Company and its subsidiaries. The plan provides for the award of discretionary bonuses and performance achievement bonuses. Discretionary bonuses are determined based on factors, including the Company's, subsidiary's or business unit's financial results, advancement in research and development, technological achievements, performance beyond pre-established objectives, extraordinary tangible or intangible contributions to the Company, a subsidiary, or a business unit as well as other factors. The amount of any discretionary bonus may not exceed 100% of the employee's base salary (as defined in the plan). Performance achievement bonuses are based on performance incentive targets (as defined in the plan). The Compensation Committee is required to establish in advance the specific targets and the formula for computing the performance achievement bonus if the target is achieved. Unless the material terms of the performance incentive targets are disclosed to and approved by the Company's stockholders in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") the amount of any performance achievement bonus will be reduced by the amount necessary for the aggregate sum of the performance achievement bonus and all other remuneration (as defined in the plan) not to exceed the Section 162(m) limitation amount. In no event may any portion (the "excess compensation") of the discretionary bonus be paid to a participant if and to the extent that the excess compensation when added together with all other remuneration exceeds the limitation amount under Section 162(m). If and to the extent that in any year all or a portion of the excess compensation when added together with all other remuneration does not exceed the
Section 162(m) limitation amount, the Company shall pay all or the portion of the excess compensation that does not exceed the limitation amount. The Company shall pay all of the unpaid excess compensation upon termination of the participant's employment for any reason. However, no excess compensation shall be payable by the Company if the Company determines that the excess compensation would be, or is reasonably likely to be, pursuant to Section 409A of the Code or any regulations or guidance thereunder includible in the participant's gross income in a taxable year before the year in which the participant would actually receive the excess compensation.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 11, 2004         THE CHEESECAKE FACTORY INCORPORATED

                                   By:  /s/ MICHAEL J. DIXON
                                        ---------------------------------------
                                        Michael J. Dixon
                                        Senior Vice President and
                                        Chief Financial Officer